Exhibit 23

Deloitte LLP 122 1st Ave. S. Suite 400, PCS Tower Saskatoon SK S7K 7E5 Canada Tel: +13063434400 Fax: +13063434480 www.deloitte.ca

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Potash Corporation of Saskatchewan Inc.:

•	Registration Statement No. 333-93773 on Form S-8;
•	Registration Statement No. 333-75742 on Form S-8;
•	Registration Statement No. 033-57920 on Form S-3;
•	Registration Statement No. 333-142615 on Form S-8;
•	Registration Statement No. 333-150807 on Form S-8;
•	Registration Statement No. 333-151942 on Form S-8;
•	Registration Statement No. 333-159077 on Form S-8;
•	Registration Statement No. 333-166654 on Form S-8;
•	Registration Statement No. 333-174170 on Form S-8;
•	Registration Statement No. 333-181521 on Form S-8;
•	Registration Statement No. 333-188675 on Form S-8;
•	Registration Statement No. 333-196015 on Form S-8;
•	Registration Statement No. 333-196016 on Form S-8;
•	Registration Statement No. 333-196018 on Form S-8;
•	Registration Statement No. 333-204112 on Form S-8.
•	Registration Statement No. 333-211285 on Form S-8; and
•	Registration Statement No. 333-212301 on Form S-3

of our reports dated February 20, 2017 relating to the consolidated financial statements and consolidated financial statement schedule of Potash Corporation of Saskatchewan Inc. and the effectiveness of Potash Corporation of Saskatchewan Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Potash Corporation of Saskatchewan Inc. for the year ended December 31, 2016.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Professional Accountants

February 24, 2017

Saskatoon, Canada

Member of Deloitte Touche Tohmatsu Limited